Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports Fourth Quarter and Full Year 2018 Results
Highlights

•
GAAP total revenue of $1.15 billion and $4.39 billion for the fourth quarter and year ended December 31, 2018, respectively. Adjusted service revenue under ASC 606 of $1.15 billion and $4.40 billion for the fourth quarter and year ended December 31, 2018, respectively.

•	Net new business awards under ASC 605 of $3.89 billion for the year ended December 31, 2018, representing a twelve-month book-to-bill ratio of 1.22x.

◦	Clinical Solutions segment net awards of $2.75 billion for the year ended December 31, 2018, representing a twelve-month book-to-bill ratio of 1.25x and growth of 7.8% compared to the prior year.

◦	Commercial Solutions segment net awards of $1.14 billion for the year ended December 31, 2018, representing a twelve-month book-to-bill ratio 1.16x.

•	GAAP diluted earnings per share of $0.44 and $0.23 for the fourth quarter and year ended December 31, 2018, respectively.

•	ASC 606 adjusted diluted earnings per share of $0.95 and $2.87 for the fourth quarter and year ended December 31, 2018, respectively.

•	Clinical Solutions backlog under ASC 605 grew by 13.9% compared to the prior year.

•	Full-year 2019 adjusted service revenue guidance of $4.62 billion to $4.73 billion, adjusted EBITDA of $625.0 million to $660.0 million, and adjusted diluted earnings per share of $3.03 to $3.23.
MORRISVILLE, N.C. -- March 18, 2019 -- Syneos Health (Nasdaq:SYNH), a leading biopharmaceutical solutions organization combining a CRO (Contract Research Organization) and a CCO (Contract Commercial Organization), today reported financial results for the fourth quarter and year ended December 31, 2018. Following the merger with inVentiv Health in August 2017 (the "Merger") and to aid investors and analysts with year-over-year comparability of results for the merged business, this press release includes certain "Combined Company" metrics for the full year of 2017 that represent combined financial information of INC Research and inVentiv Health as if the Merger had taken place on January 1, 2017. Because the Merger took place in the third quarter of 2017, fourth quarter results are not presented on a “Combined Company” basis. Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measures.
“We had a strong finish to 2018, as we accelerated revenue growth and improved profitability in the fourth quarter,” said Alistair Macdonald, Chief Executive Officer of Syneos Health. “Customers continue to recognize the value of our Biopharmaceutical Acceleration Model, as evidenced by healthy net awards across both our Clinical and Commercial segments. Looking ahead to 2019, we are well-positioned for accelerating growth with a robust pipeline of opportunities and strong customer interest in our integrated outsourcing solutions.”

Impact of the Adoption of ASC 606
The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC 606”) on January 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. The prior periods were not revised under this guidance and remain as previously reported. As a result of adopting the standard, the Company is no longer permitted to present service revenue and revenue associated with reimbursable out-of-pocket expenses (reimbursable revenue) separately in the statements of operations. The adoption of ASC 606 lowered the Company’s total revenue and income from operations compared to the treatment under ASC 605, and such delayed revenue recognition is expected to continue until the portfolio of contracts matures. The adoption of ASC 606 had no impact on the Company's cash flow from operations. The following schedule includes a comparison of the fourth quarter and full year 2018 financial results under ASC 606 compared to results presented as if the previous accounting guidance (ASC 605) had been in effect.

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	ASC 606 As Reported	ASC 605 As Adjusted	ASC 605 As Reported
	(unaudited, in thousands)
Service revenue	$1,145,472	$834,071	$750,471
Reimbursable out-of-pocket expenses	—	327,839	326,212
Total revenue	1,145,472	1,161,910	1,076,683
Direct costs (exclusive of depreciation and amortization)	873,808	545,884	509,380
Reimbursable out-of-pocket expenses	—	327,839	326,212
Selling, general, and administrative expenses	109,885	110,552	106,300
Restructuring and other costs	9,146	9,146	20,689
Transaction and integration-related expenses	3,037	3,037	15,734
Depreciation	18,934	18,934	18,128
Amortization	51,194	51,194	65,220
Total operating expenses	1,066,004	1,066,586	1,061,663
Income from operations	$79,468	$95,324	$15,020

	Year Ended December 31, 2018		Year Ended December 31, 2017
	ASC 606 As Reported	ASC 605 As Adjusted	ASC 605 As Reported
	(unaudited, in thousands)
Service revenue	$4,390,116	$3,178,092	$1,852,843
Reimbursable out-of-pocket expenses	—	1,270,235	819,221
Total revenue	4,390,116	4,448,327	2,672,064
Direct costs (exclusive of depreciation and amortization)	3,434,310	2,170,133	1,232,023
Reimbursable out-of-pocket expenses	—	1,270,235	819,221
Selling, general, and administrative expenses	406,305	408,818	282,620
Restructuring and other costs	50,793	50,793	33,315
Transaction and integration-related expenses	64,841	64,841	123,815
Asset impairment charges	—	—	30,000
Depreciation	72,158	72,158	44,407
Amortization	201,527	201,527	135,529
Total operating expenses	4,229,934	4,238,505	2,700,930
Income (loss) from operations	$160,182	$209,822	$(28,866)

Fourth Quarter and Year-to-Date 2018 Results
GAAP service revenue for the three months ended December 31, 2018 was $1.15 billion, an increase of $395.0 million, or 52.6%, compared to $750.5 million in the same period of 2017. GAAP service revenue for the year ended December 31, 2018 was $4.39 billion, an increase of $2.54 billion, or 136.9%, compared to $1.85 billion in 2017. These increases were primarily due to the inclusion of reimbursable revenue in service revenue as a result of the adoption of ASC 606 and the Merger with inVentiv Health in August 2017.
Adjusted service revenue under ASC 605 increased during the three months ended December 31, 2018 by $63.8 million, or 8.3%, to $834.3 million from $770.5 million during the three months ended December 31, 2017. The increase during the three months ended December 31, 2018 was driven by revenue growth in both segments, as discussed below, partially offset by an unfavorable impact of foreign currency exchange rates of $5.4 million. Combined Company adjusted service revenue under ASC 605 increased during the year ended December 31, 2018 by $79.0 million, or 2.5%, to $3.18 billion from $3.10 billion during the year ended December 31, 2017. The increase for the year ended December 31, 2018 was primarily driven by revenue growth in the Clinical Solutions segment, as discussed below, and a foreign currency exchange benefit of $8.5 million.
GAAP Clinical Solutions service revenue for the three months and year ended December 31, 2018 was $821.2 million and $3.21 billion, respectively. Under ASC 605, the Clinical Solutions segment generated $562.3 million of adjusted service revenue during the three months ended December 31, 2018, representing an increase of $23.2 million or 4.3%, compared to $539.1 million during the three months ended December 31, 2017. This increase was primarily due to revenue from strong net awards in 2018, partially offset by the unfavorable impact of foreign currency exchange rates. Under ASC 605, the Combined Company Clinical Solutions segment generated $2.19 billion of adjusted service revenue during the year ended December 31, 2018, representing an increase of $76.7 million, or 3.6%, compared to $2.12 billion during the year ended December 31, 2017.
GAAP Commercial Solutions service revenue for the three months and year ended December 31, 2018 was $324.2 million and $1.18 billion, respectively. The Commercial Solutions segment generated $271.9 million of adjusted service revenue under ASC 605 during the three months ended December 31, 2018, an increase of $40.5 million, or 17.5%, compared to $231.4 million during the three months ended December 31, 2017. This increase was primarily due to strong net awards during 2018, fueled by the Company's strategic investments in business development and Syneos One, along with a strengthening macro environment, and the acquisition of Kinapse. The Combined Company Commercial Solutions segment generated $986.5 million of adjusted service revenue under ASC 605 during the year ended December 31, 2018, an increase of $2.3 million, or 0.2%, compared to $984.2 million during the year ended December 31, 2017. This increase was due to the impact of strong net awards during 2018 and the acquisition of Kinapse, partially offset by the impact of project cancellations and customer downsizing within our selling solutions and communications service offerings that occurred in 2017, as well as project startup delays in 2018.
GAAP net income for the three months ended December 31, 2018 was $45.7 million resulting in diluted earnings per share of $0.44, compared to net loss of $15.0 million resulting in a diluted loss per share of $0.14 for the three months ended December 31, 2017. GAAP net income for the year ended December 31, 2018 was $24.3 million, or a $0.23 diluted earnings per share, compared to net loss of $138.5 million, or a $1.85 diluted loss per share, for the year ended December 31, 2017. Adjusted net income under ASC 605 during the three months and year ended December 31, 2018 was $110.5 million and $330.0 million, respectively, resulting in adjusted diluted earnings per share of $1.05 and $3.15, respectively. Adjusted net income and Combined Company adjusted net income under ASC 605 during the three months and year ended December 31, 2017 was $74.1 million and $238.3 million, resulting in adjusted diluted earnings per share and Combined Company adjusted diluted earnings per share of $0.70 and $2.27, respectively. This represents adjusted diluted earnings per share growth of 50.0% and 38.8%, respectively, for the three months and year ended December 31, 2018, compared to the same periods in the prior year. The increases in adjusted net income and adjusted diluted earnings per share were primarily due to the increase in adjusted EBITDA, the reduction of the Company's non-GAAP effective tax rate to 24.5%, and lower interest expense.

Adjusted EBITDA for the three months and year ended December 31, 2018 under ASC 605 increased to $186.1 million and $636.3 million, or 22.3% and 20.0%, of adjusted service revenue, respectively, compared to $156.2 million and $580.7 million, or 20.3% and 18.7%, of adjusted service revenue and Combined Company adjusted service revenue during the three months and year ended December 31, 2017, respectively. This resulted in an increase in adjusted EBITDA of 19.1% and 9.6%, for the three months and year ended December 31, 2018, respectively, compared to the same periods in the prior year. These increases were a result of revenue growth, realized synergies and other cost savings, partially offset by a less favorable revenue mix and the Company's strategic investments. Fluctuations in foreign exchange rates resulted in a positive impact on adjusted EBITDA of $5.3 million during the three months ended December 31, 2018 and a negligible impact during the year ended December 31, 2018.
Under ASC 605, net new business awards were $3.89 billion for the year ended December 31, 2018, representing a book-to-bill ratio of 1.22x. Clinical Solutions and Commercial Solutions net new business awards for the year ended December 31, 2018 were $2.75 billion and $1.14 billion, respectively, representing book-to-bill ratios of 1.25x and 1.16x, respectively. As of December 31, 2018, backlog under ASC 605 for Clinical Solutions and the selling solutions offering within Commercial Solutions was $4.32 billion and $540.2 million, respectively. During 2018, Clinical Solutions backlog under ASC 605 grew by 13.9% compared to the prior year.
Capital Management Update
The Company is currently working with its lenders to refinance its existing Term Loan A and revolving credit facilities. The Company expects the new facilities to close prior to March 31, 2019 and mature five years from closing. The Company anticipates that the refinancing facilities will comprise of: (i) term A loans in an aggregate amount of $1.15 billion to be funded at close, of which approximately $187.5 million will be used to repay a portion of the Company's existing term B loans; (ii) delayed draw term A loans in an aggregate amount of $400.0 million that may be funded in multiple draws within nine months of closing, the proceeds of which will be applied in the fourth quarter of 2019 to redeem, repay, defease, or discharge all or a portion of its 7.5% senior unsecured notes due 2024; and (iii) revolving loans that will be available from time to time after closing in an aggregate amount of $600.0 million. These transactions are expected to reduce the Company's interest expense for 2019 by $4.2 million, and by $15.0 million annually thereafter.
Additionally, during the three months ended December 31, 2018, the Company voluntarily repaid an additional $30.0 million to reduce its outstanding debt balances. Since the closing of the Merger, the Company has reduced its total outstanding principal debt by $222.4 million, resulting in expected annual interest expense savings of $11.8 million.

Full Year 2019 Business Outlook
The Company's guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, and estimated Merger synergies, net of reinvestments. Furthermore, the below guidance is based on current foreign currency exchange rates, current interest rates, and expected tax rate. The guidance is based upon the Company's estimated diluted share count, takes into account the anticipated impact of the aforementioned refinancing transaction, and does not take into account any share repurchases beyond 2018. The Company's guidance for the full year of 2019 is outlined below and has been prepared under the revenue recognition requirements of ASC 606:

	Guidance Issued as of March 18, 2019
	Full Year 2019
	Low	High
	(in millions, except per share data)
Adjusted service revenue	$4,620	$4,730
Clinical Solutions adjusted service revenue (a)	3,345	3,410
Commercial Solutions adjusted service revenue	1,275	1,320
Adjusted EBITDA	625	660
Adjusted diluted EPS	$3.03	$3.23
(a) Clinical Solutions Adjusted Service Revenue includes an add-back of deferred revenue eliminated in purchase accounting of approximately $6.5 million for 2019.
The Company anticipates that its 2019 effective tax rate will be between 24.0% and 25.0%. This effective tax rate includes the impact of the Company's reassessment of certain provisions of the Tax Cuts and Jobs Act ("Tax Act") as a result of updated guidance that was released and considered by the Company in late 2018. Important disclosures in this earnings release about and reconciliations of historical and forward-looking non-GAAP measures, to the nearest corresponding GAAP measures are provided below under "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures.”
Webcast and Conference Call Details
Syneos Health will host a conference call at 5:30 p.m. EDT on March 18, 2019, to discuss its financial results for the fourth quarter and year ended December 31, 2018. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please dial +1 877 930 8058 within the United States or +1 253 336 7551 outside the United States approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 3768756.
An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 8:30 p.m. EDT on March 18, 2019. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 855 859 2056 within the United States or +1 404 537 3406 outside the United States. The audio replay ID is 3768756.
About Syneos Health
Syneos Health™ (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Created through the merger of two industry leading companies – INC Research and inVentiv Health – Syneos Health brings together approximately 24,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies, and applies advanced business practices to speed its customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding creating a strong foundation for 2019 and beyond, anticipated financial results for the full year 2019, and our entry into a new Term Loan A facility and the use of funds from any increased capacity under the new Term Loan A facility. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: reliance on key personnel; principal investigators and patients; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; the Company's ability to adequately price its contracts and not overrun cost estimates; any adverse effects from the Company's customer or therapeutic area concentration; the Company's ability to maintain or generate new business awards; the Company's ability to increase its market share, grow its business, and execute its growth strategies; the Company's backlog not being indicative of future revenues and its ability to realize the anticipated future revenue reflected in its backlog; risks related to the Company's information systems and cybersecurity; changes and costs of compliance with regulations related to data privacy; risk related to the United Kingdom’s withdrawal from the European Union; risks related to the Company's transfer pricing policies; failure to perform services in accordance with contractual requirements, regulatory requirements and ethical considerations; risks relating to litigation and government investigations; risks associated with the Company's early phase clinical facilities; insurance risk; risks of liability resulting from harm to patients; success of investments in the Company's customers’ business or drugs; foreign currency exchange rate fluctuations; risks associated with the integration of the Company's business with the business of inVentiv Health and its operation of the combined business following the closing of the Merger; risks related to the Company's income tax expense and tax reform; risks relating to the Company's intellectual property; risks associated with the Company's acquisition strategy; failure to realize the full value of goodwill and intangible assets; restructuring risk; potential violations of anti-corruption and anti-bribery laws; risks related to the Company's dependence on third parties; downgrades of the Company's credit ratings; competition in the biopharmaceutical services industry; changes in outsourcing trends; regulatory risks; trends in the Company's customers’ businesses; the Company's ability to keep pace with rapid technological change; risks related to the Company's indebtedness; fluctuations in the Company's financial results and stock price; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted service revenue, adjusted total revenue, adjusted net income (including adjusted diluted earnings per share), EBITDA, adjusted EBITDA, and non-GAAP effective tax rate. To aid investors and analysts with year-over-year comparability for the merged business, the Company has also presented certain of these non-GAAP financial measures on a "Combined Company" basis for the full year 2017 results. Combined Company non-GAAP financial measures combine certain stand-alone INC Research and inVentiv Health financial information as if the Merger had taken place on January 1, 2017, in addition to include adjustments noted below. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company.
The Company defines adjusted service revenue as GAAP revenue adjusted to include revenue eliminated as a result of purchase accounting. Adjusted service revenue is presented on a Combined Company basis for the full year 2017 results.

The Company defines adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding acquisition-related deferred revenue adjustments; acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; acquisition-related revaluation adjustments; loss on extinguishment of debt; bridge financing fees; and other expense (income), net. After giving effect to these items, the Company has also included an adjustment to its income tax rate to reflect the expected long-term income tax rate and estimated impact of the enactment of the Tax Act. Adjusted net income and adjusted diluted earnings per share are presented on a Combined Company basis for the full year 2017 results.
EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; acquisition-related revaluation adjustments; other expense, net; and loss on extinguishment of debt. EBITDA and adjusted EBITDA are presented on a Combined Company basis for the full year 2017 results. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.
Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted net income (including adjusted diluted earnings per share) and adjusted EBITDA are used by management and the Board to assess the performance of the Company's business.
Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Danielle DeForge Executive Director, External Communications Phone: +1 781 425 2624 Email: danielle.deforge@syneoshealth.com

Syneos Health, Inc. and Subsidiaries
GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Service revenue	$1,145,472	$750,471	$4,390,116	$1,852,843
Reimbursable out-of-pocket expenses	—	326,212	—	819,221
Total revenue	1,145,472	1,076,683	4,390,116	2,672,064

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	873,808	509,380	3,434,310	1,232,023
Reimbursable out-of-pocket expenses	—	326,212	—	819,221
Selling, general, and administrative expenses	109,885	106,300	406,305	282,620
Restructuring and other costs	9,146	20,689	50,793	33,315
Transaction and integration-related expenses	3,037	15,734	64,841	123,815
Asset impairment charges	—	—	—	30,000
Depreciation	18,934	18,128	72,158	44,407
Amortization	51,194	65,220	201,527	135,529
Total operating expenses	1,066,004	1,061,663	4,229,934	2,700,930
Income (loss) from operations	79,468	15,020	160,182	(28,866)

Other expense, net:
Interest income	188	417	3,686	1,182
Interest expense	(32,974)	(29,907)	(130,701)	(63,725)
Loss on extinguishment of debt	(239)	(520)	(4,153)	(622)
Other income (expense), net	13,143	(3,682)	28,244	(19,846)
Total other expense, net	(19,882)	(33,692)	(102,924)	(83,011)
Income (loss) before provision for income taxes	59,586	(18,672)	57,258	(111,877)
Income tax (expense) benefit	(13,916)	3,625	(32,974)	(26,592)
Net income (loss)	$45,670	$(15,047)	$24,284	$(138,469)

Income (loss) per share:
Basic	$0.44	$(0.14)	$0.23	$(1.85)
Diluted	$0.44	$(0.14)	$0.23	$(1.85)
Weighted average common shares outstanding:
Basic	103,298	104,364	103,414	74,913
Diluted	104,819	104,364	104,701	74,913

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$155,932	$321,976
Accounts receivable and unbilled services, net	1,256,731	1,015,988
Prepaid expenses and other current assets	79,299	84,215
Total current assets	1,491,962	1,422,179
Property and equipment, net	183,486	180,412
Goodwill	4,333,159	4,292,571
Intangible assets, net	1,133,612	1,286,050
Deferred income tax assets	9,317	20,159
Other long-term assets	103,373	84,496
Total assets	$7,254,909	$7,285,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$98,624	$58,575
Accrued expenses	563,527	500,303
Deferred revenue	777,141	559,270
Current portion of capital lease obligations	13,806	16,414
Current portion of long-term debt	50,100	25,000
Total current liabilities	1,503,198	1,159,562
Capital lease obligations	26,759	20,376
Long-term debt	2,737,019	2,945,934
Deferred income tax liabilities	25,120	37,807
Other long-term liabilities	106,669	99,609
Total liabilities	4,398,765	4,263,288

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000 shares authorized, 0 shares issued and outstanding at December 31, 2018 and 2017, respectively	—	—
Common stock, $0.01 par value; 600,000 shares authorized, 103,372 and 104,436 shares issued and outstanding at December 31, 2018 and 2017, respectively	1,034	1,044
Additional paid-in capital	3,402,638	3,414,389
Accumulated other comprehensive loss, net of tax	(88,195)	(22,385)
Accumulated deficit	(459,333)	(370,469)
Total shareholders' equity	2,856,144	3,022,579
Total liabilities and shareholders' equity	$7,254,909	$7,285,867

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$24,284	$(138,469)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	273,685	179,936
Share-based compensation	34,323	59,696
(Recovery of) provision for doubtful accounts	(4,587)	4,167
Provision for deferred income taxes	240	14,431
Foreign currency transaction adjustments	(16,165)	7,912
Asset impairment charges	—	30,000
Fair value adjustment of contingent obligations	(11,590)	(12,276)
Loss on extinguishment of debt	4,153	622
Other non-cash items	2,849	5,212
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable, unbilled services, and deferred revenue	(97,621)	60,623
Accounts payable and accrued expenses	60,024	(16,982)
Other assets and liabilities	33,853	3,386
Net cash provided by operating activities	303,448	198,258
Cash flows from investing activities:
Payments associated with business combinations, net of cash acquired	(90,890)	(1,678,381)
Purchases of property and equipment	(54,595)	(43,896)
Other, net	—	(567)
Net cash used in investing activities	(145,485)	(1,722,844)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount	—	2,598,000
Payments of debt financing costs	(3,062)	(25,476)
Repayments of long-term debt	(390,646)	(525,097)
Proceeds from accounts receivable financing agreement	187,700	—
Repayments of accounts receivable financing agreement	(18,300)	—
Proceeds from revolving line of credit	—	15,000
Repayments of revolving line of credit	—	(40,000)
Redemption of Senior Notes and associated breakage fees	—	(292,425)
Payments of contingent consideration related to business combinations	(23,102)	—
Payments of capital leases	(15,423)	(8,145)
Payments for repurchase of common stock	(74,985)	—
Proceeds from exercise of stock options	21,821	19,335
Payments related to tax withholding for share-based compensation	(3,359)	(6,824)
Net cash (used in) provided by financing activities	(319,356)	1,734,368
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,651)	9,116
Net change in cash, cash equivalents, and restricted cash	(166,044)	218,898
Cash, cash equivalents, and restricted cash - beginning of period	321,976	103,078
Cash, cash equivalents, and restricted cash - end of period	$155,932	$321,976

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2018	2018	2018	2017
	ASC 606	ASC 605
	As Reported	Adjustment (a)	As Adjusted	As Reported
Adjusted service revenue:
Service revenue, as reported	$1,145,472	$(311,401)	$834,071	$750,471
Acquisition-related deferred revenue adjustment (b)	2,937	(2,739)	198	20,000
Adjusted service revenue	1,148,409	(314,140)	834,269	770,471
Reimbursable out-of-pocket expenses, as reported	—	327,839	327,839	326,212
Adjusted total revenue	$1,148,409	$13,699	$1,162,108	$1,096,683

Segment adjusted total revenue:
Clinical Solutions service revenue, as reported	$821,247	$(259,107)	$562,140	$522,187
Acquisition-related deferred revenue adjustment (b)	2,937	(2,739)	198	16,916
Clinical Solutions adjusted service revenue	824,184	(261,846)	562,338	539,103
Clinical Solutions reimbursable out-of-pocket expenses, as reported	—	273,908	273,908	271,442
Clinical Solutions adjusted total revenue	$824,184	$12,062	$836,246	$810,545

Commercial Solutions service revenue, as reported	$324,225	$(52,294)	$271,931	$228,284
Acquisition-related deferred revenue adjustment (b)	—	—	—	3,084
Commercial Solutions adjusted service revenue	324,225	(52,294)	271,931	231,368
Commercial Solutions reimbursable out-of-pocket expenses, as reported	—	53,931	53,931	54,770
Commercial Solutions adjusted total revenue	$324,225	$1,637	$325,862	$286,138

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures
(in thousands)
(unaudited)

	Year Ended December 31,
	2018	2018	2018	2017
	ASC 606	ASC 605
	As Reported	Adjustment (a)	As Adjusted	As Reported
Combined Company adjusted service revenue:
Service revenue, as reported	$4,390,116	$(1,212,024)	$3,178,092	$1,852,843
Pre-merger inVentiv service revenue	—	—	—	1,202,170
Combined Company service revenue, before adjustments	4,390,116	(1,212,024)	3,178,092	3,055,013
Acquisition-related deferred revenue adjustment (b)	13,480	(10,564)	2,916	47,014
Combined Company adjusted service revenue	4,403,596	(1,222,588)	3,181,008	3,102,027
Reimbursable out-of-pocket expenses, as reported	—	1,270,235	1,270,235	819,221
Pre-merger inVentiv reimbursable out-of-pocket expenses	—	—	—	347,702
Combined Company adjusted total revenue	$4,403,596	$47,647	$4,451,243	$4,268,950

Combined Company segment adjusted service revenue:
Clinical Solutions service revenue, as reported	$3,211,202	$(1,018,819)	$2,192,383	$1,459,968
Pre-merger inVentiv Clinical Solutions service revenue	—	—	—	616,594
Combined Company Clinical Solutions service revenue, before adjustments	3,211,202	(1,018,819)	2,192,383	2,076,562
Acquisition-related deferred revenue adjustment (b)	12,666	(10,564)	2,102	41,244
Combined Company Clinical Solutions adjusted service revenue	3,223,868	(1,029,383)	2,194,485	2,117,806
Clinical Solutions reimbursable out-of-pocket expenses, as reported	—	1,068,513	1,068,513	736,599
Pre-merger inVentiv Clinical Solutions reimbursable out-of-pocket expenses	—	—	—	223,121
Combined Company Clinical Solutions total revenue	$3,223,868	$39,130	$3,262,998	$3,077,526

Commercial Solutions service revenue, as reported	$1,178,914	$(193,205)	$985,709	$392,875
Pre-merger inVentiv Commercial Solutions service revenue	—	—	—	585,576
Combined Company Commercial Solutions service revenue, before adjustments	1,178,914	(193,205)	985,709	978,451
Acquisition-related deferred revenue adjustment (b)	814	—	814	5,770
Combined Company Commercial Solutions adjusted service revenue	1,179,728	(193,205)	986,523	984,221
Commercial Solutions reimbursable out-of-pocket expenses, as reported	—	201,722	201,722	82,622
Pre-merger inVentiv Commercial Solutions reimbursable out-of-pocket expenses	—	—	—	124,581
Combined Company Commercial Solutions total revenue	$1,179,728	$8,517	$1,188,245	$1,191,424

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures and Combined Company Non-GAAP Measures
(in thousands) (unaudited)

	Three Months Ended December 31,
	2018	2018	2018	2017
	ASC 606	ASC 605
	As Reported	Adjustment (a)	As Adjusted	As Reported
EBITDA and adjusted EBITDA:
Net income (loss), as reported	$45,670	$11,163	$56,833	$(15,047)
Interest expense, net	32,786	—	32,786	29,490
Income tax expense (benefit)	13,916	4,693	18,609	(3,625)
Depreciation	18,934	—	18,934	18,128
Amortization (c)	51,194	—	51,194	65,220
EBITDA	162,500	15,856	178,356	94,166
Acquisition-related deferred revenue adjustment (b)	2,937	(2,739)	198	20,000
Restructuring and other costs (d)	9,146	—	9,146	20,689
Transaction and integration-related expenses (e)	3,037	—	3,037	15,734
Share-based compensation (g)	8,278	—	8,278	4,976
R&D tax credit adjustment (i)	—	—	—	(3,568)
Other (income) expense, net (l)	(13,143)	—	(13,143)	3,682
Loss on extinguishment of debt (m)	239	—	239	520
Adjusted EBITDA	$172,994	$13,117	$186,111	$156,199
Adjusted EBITDA Margin	15.1%		22.3%	20.3%

	Year Ended December 31,
	2018	2018	2018	2017
	ASC 606	ASC 605
	As Reported	Adjustment (a)	As Adjusted	As Reported
Combined Company EBITDA and adjusted EBITDA:
Net income (loss), as reported	$24,284	$42,500	$66,784	$(138,469)
Pre-merger inVentiv net loss	—	—	—	(105,577)
Combined Company net income (loss), before adjustments	24,284	42,500	66,784	(244,046)
Interest expense, net	127,015	—	127,015	149,327
Income tax expense (benefit)	32,974	7,140	40,114	(19,288)
Depreciation	72,158	—	72,158	75,988
Amortization (c)	201,527	—	201,527	283,708
EBITDA	457,958	49,640	507,598	245,689
Acquisition-related deferred revenue adjustment (b)	13,480	(10,564)	2,916	47,014
Restructuring and other costs (d)	50,793	—	50,793	48,695
Transaction and integration-related expenses (e)	64,841	—	64,841	149,461
Asset impairment charges (f)	—	—	—	30,000
Share-based compensation (g)	34,232	—	34,232	37,009
Discretionary bonus accrual reversal (h)	—	—	—	(5,953)
R&D tax credit adjustment (i)	—	—	—	(9,598)
Monitoring and advisory fees (j)	—	—	—	7,538
Acquisition-related revaluation adjustments (k)	—	—	—	4,408
Other (income) expense, net (l)	(28,244)	—	(28,244)	25,767
Loss on extinguishment of debt (m)	4,153	—	4,153	622
Combined Company adjusted EBITDA	$597,213	$39,076	$636,289	$580,652
Combined Company Adjusted EBITDA Margin	13.6%		20.0%	18.7%

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2018	2018	2018	2017
	ASC 606	ASC 605
	As Reported	Adjustment (a)	As Adjusted	As Reported
Adjusted net income:
Net income (loss), as reported	$45,670	$11,163	$56,833	$(15,047)
Acquisition-related deferred revenue adjustment (b)	2,937	(2,739)	198	20,000
Amortization (c)	51,194	—	51,194	65,220
Restructuring and other costs (d)	9,146	—	9,146	20,689
Transaction and integration-related expenses (e)	3,037	—	3,037	15,734
Share-based compensation (g)	8,278	—	8,278	4,976
R&D tax credit adjustment (i)	—	—	—	(3,568)
Other (income) expense, net (l)	(13,143)	—	(13,143)	3,682
Loss on extinguishment of debt (m)	239	—	239	520
Income tax adjustment to normalized rate (o)	(22,547)	2,257	(20,290)	(132,569)
Impact of Tax Cut and Jobs Act (p)	—	—	—	94,415
Impact of base erosion and anti-abuse tax (q)	15,054	—	15,054	—
Adjusted net income	$99,865	$10,681	$110,546	$74,052

Diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	104,819	—	104,819	104,364
Effect of certain securities considered anti-dilutive under GAAP (r)	—	—	—	1,191
Diluted weighted average common shares outstanding	104,819	—	104,819	105,555

Adjusted diluted earnings per share	$0.95	—	$1.05	$0.70

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Year Ended December 31,
	2018	2018	2018	2017
	ASC 606	ASC 605
	As Reported	Adjustment (a)	As Adjusted	As Reported
Combined Company adjusted net income:
Net income (loss), as reported	$24,284	$42,500	$66,784	$(138,469)
Pre-merger inVentiv net loss	—	—	—	(105,577)
Combined Company net income (loss), before adjustments	24,284	42,500	66,784	(244,046)
Acquisition-related deferred revenue adjustment (b)	13,480	(10,564)	2,916	47,014
Amortization (c)	201,527	—	201,527	283,708
Restructuring and other costs (d)	50,793	—	50,793	48,695
Transaction and integration-related expenses (e)	64,841	—	64,841	149,461
Asset impairment charges (f)	—	—	—	30,000
Share-based compensation (g)	34,232	—	34,232	37,009
Discretionary bonus accrual reversal (h)	—	—	—	(5,953)
R&D tax credit adjustment (i)	—	—	—	(9,598)
Monitoring and advisory fees (j)	—	—	—	7,538
Acquisition-related revaluation adjustments (k)	—	—	—	4,408
Other (income) expense, net (l)	(28,244)	—	(28,244)	25,767
Loss on extinguishment of debt (m)	4,153	—	4,153	622
Bridge financing fee (n)	—	—	—	5,815
Income tax adjustment to normalized rate (o)	(79,600)	(2,433)	(82,033)	(236,601)
Impact of Tax Cut and Jobs Act (p)	—	—	—	94,415
Impact of base erosion and anti-abuse tax (q)	15,054	—	15,054	—
Combined Company adjusted net income	$300,520	$29,503	$330,023	$238,254

Combined Company diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	104,701	—	104,701	74,913
Effect of certain securities considered anti-dilutive under GAAP (r)	—	—	—	1,255
Estimated additional dilutive shares outstanding as a result of the Merger (s)	—	—	—	28,801
Combined Company diluted weighted average common shares outstanding	104,701	—	104,701	104,969

Combined Company adjusted diluted earnings per share	$2.87	—	$3.15	$2.27

a.	The adjustment column shows the adjustment necessary to present the respective line item as if the previous accounting guidance (ASC 605) had been in effect.

b.	Represents non-cash adjustments resulting from the revaluation of deferred revenue and the subsequent elimination of revenue in purchase accounting in connection with business combinations.

c.	Represents the amortization of intangible assets associated with acquired customer relationships, backlog, and trademarks.

d.
Restructuring and other costs consist primarily of: (i) severance costs associated with a reduction/optimization of the Company's workforce in line with the Company's expectations of future business operations, (ii) consulting costs incurred for the continued consolidation of legal entities and restructuring of the Company's contract management process to meet the requirements of accounting regulation changes, and (iii) termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

e.	Represents fees associated with corporate transactions and integration-related activities which primarily relate to the Merger in 2017.

f.	Represents impairment charges associated with the INC Research trade name due to the Company’s relaunch under the Syneos Health trade name in January 2018.

g.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.

h.	Represents inVentiv Health discretionary bonus accruals from the prior year that were reversed in periods prior to the Merger.

i.	Represents additional research and development tax credits in certain international locations for expenses incurred and recorded as a reduction of direct costs.

j.	Represents the annual sponsor management fee previously paid pursuant to the THL and Advent Management Agreement with inVentiv Health.

k.	Represents non-cash adjustments resulting from the revaluation of certain items such as facilities and vehicle leases in connection with inVentiv Health's Merger with Advent in 2016.

l.	Represents other (income) expense comprised primarily of foreign exchange gains and losses.

m.	Represents loss on extinguishment of debt associated with the debt prepayments and refinancing activities.

n.	Represents bridge financing fees incurred by the Company related to its 2017 Credit Agreement prior to the Merger.

o.
Represents the income tax effect of the Combined Company non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 24.5% in 2018 and 34.0% in 2017. This lower tax rate compared to the Company's previous estimates for 2018 stems primarily from its reassessment of the application of certain provisions of the Tax Act to the Company, based on, among other things, new guidance that was released late in 2018. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

p.	Represents the direct and indirect net income tax effect recorded in the three months and year ended December 31, 2017 as a result of the enactment of the Tax Act.

q.	Represents the net income tax effect recorded in the three months and year ended December 31, 2018 as a result of the base erosion and anti-abuse tax.

r.
Represents the weighted average number of equity-based awards issued under the Company's equity incentive plans calculated using the treasury stock method that were excluded from shares used in computing GAAP diluted net loss per share due to reporting a net loss under GAAP for the period.

s.
Represents the estimated impact on the dilutive weighted average shares outstanding of shares and equity-based awards issued by the Company as a result of the Merger had the Merger occurred on January 1, 2017. The amount consists of the shares issued to inVentiv Health's shareholders on August 1, 2017 and the fully vested stock option awards and restricted stock units issued under the equity incentive plans formerly related to inVentiv Health that were assumed by the Company in the Merger.

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Full Year 2019 Guidance
(in millions, except per share data)
(unaudited)

	Full Year 2019
	Low	High
EBITDA and Adjusted EBITDA:
GAAP net income	$111.6	$132.0
Adjustments:
Interest expense, net (a)	125.0	130.0
Income tax expense (a)	40.3	47.6
Depreciation (a)	74.8	77.0
Amortization (a)	166.0	166.0
EBITDA	517.7	552.6
Merger-related deferred revenue adjustment (a)	6.5	6.5
Restructuring and other costs (a)	20.0	20.0
Transaction and integration-related expenses (a)	24.0	24.0
Share-based compensation (a)	56.5	56.5
Other (a)	0.3	0.4
Adjusted EBITDA	$625.0	$660.0

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.

	Full Year 2019
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High
GAAP net income and diluted earnings per share	$111.6	$132.0	$1.05	$1.25
Adjustments:
Amortization (a)	166.0	166.0	1.57	1.57
Share-based compensation (a)	56.5	56.5	0.53	0.53
Restructuring and other costs (a)	20.0	20.0	0.19	0.19
Transaction and integration-related expenses (a)	24.0	24.0	0.23	0.23
Merger-related deferred revenue adjustment (a)	6.5	6.5	0.06	0.06
Other (a)	0.3	0.4	—	—
Income tax effect of above adjustments (b)	(63.9)	(63.4)	(0.60)	(0.60)
Adjusted net income and adjusted diluted earnings per share	$321.0	$342.0	$3.03	$3.23

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.

(b)
Income tax expense is calculated and the adjustments are tax-affected at an approximate rate of 24.0% to 25.0%, which represents the estimated range of the Company's full year non-GAAP effective tax rate and takes into account the estimated effect of the enactment of the Tax Act.